Exhibit 99.1

Beyond Air® Announces Pricing of $16.0 Million Registered Direct Offering of Common Stock and Warrants

March 20, 2024 | 9:02 am EST

GARDEN CITY, N.Y., March 20, 2024 — Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders and solid tumors (through its affiliate Beyond Cancer, Ltd. (“Beyond Cancer”)), today announced that it has entered into a securities purchase agreement with healthcare focused institutional investors and accredited investors, including certain directors and officers of the Company, whereby the investors have agreed to purchase 9,638,556 shares of the Company’s common stock and warrants to purchase up to an aggregate of 9,638,556 shares of common stock at a purchase price of $1.66 per share and accompanying warrant in a registered direct offering priced at-the-market under Nasdaq rules. The warrants have an exercise price of $2.25 per share, will be exercisable immediately upon issuance and will have a term of three years following the date of issuance. The Company can call the warrants if it reports equal to or greater than $4.5 million of net sales for the quarter ending March 31, 2025 which will require exercise within 10 business days. The closing of the offering is expected to occur on or about March 22, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from this offering are expected to be approximately $16.0 million before deducting the placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund commercial sales development, research, working capital, and other general corporate purposes.

Roth Capital Partners and Laidlaw & Company (UK) Ltd. acted as co-placement agents for the offering.

The securities in the offering described above are being offered by the Company pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-262311) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective on February 1, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the registered direct offering may be obtained, when available, by contacting Roth Capital Partners, LLC 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, by phone at (800) 678-9147 or Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept., by email: syndicate@laidlawltd.com or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Beyond Air®, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including those related to the completion of the offering, risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.
LifeSci Advisors, LLC
Cdavis@lifesciadvisors.com
(212) 915-2577